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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF UNIONBANCAL CORPORATION]

                                 February 25, 1999

UnionBanCal Corporation
400 California Street
San Francisco, CA 94104

Ladies and Gentlemen:

    I am General Counsel of UnionBanCal Corporation, a California corporation (the "Company"), and have acted in such capacity in connection with the registration pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), of 3,450,000 shares (including any shares to be sold pursuant to an over-allotment option, the "Additional Shares") of common stock of the Company to be sold by The Bank of Tokyo-Mitsubishi, Ltd.

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-67579) as filed with the Securities and Exchange Commission (the "Commission") on November 19, 1998, under the Act; (ii) Amendment No. 1 thereto, filed with the Commission on January 11, 1999; Amendment No. 2 thereto, filed with the Commission on February 1, 1999; Amendment No. 3 thereto, filed with the Commission on February 8, 1999; Amendment No. 4 thereto, filed with the Commission on February 9, 1999; and Amendment No. 5 thereto, filed with the Commission on February 19, 1999 (the Registration Statement as so amended, the "Registration Statement"); (iii) the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Act on February 25, 1999 (the "462(b) Registration Statement"); (iv) the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as currently in effect; and (v) certain resolutions of the Board of Directors of the Company. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed or to be executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
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UnionBanCal Corporation
February 25, 1999
Page 2

    I am admitted to the bar of the State of California, and I do not express any opinion as to any laws other than the General Corporation Law of the State of California.

    Based upon and subject to the foregoing, I am of the opinion that the Additional Shares were duly authorized and validly issued and are fully paid and nonassessable.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. I also consent to the reference to me in the Registration Statement under the caption "Legal Matters," which is incorporated by reference into the 462(b) Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                          Very truly yours,

                                          /s/ John H. McGuckin, Jr.